As filed with the Securities and Exchange Commission

                          on October 14, 2004.

                      Registration No. __________

                   Securities and Exchange Commission

                         Washington, D.C. 20549

                               Form SB-2

                         Registration Statement

                                 Under

                       The Securities Act of 1933


                       Tintic Gold Mining Company

         (Exact name of registrant as specified in its charter)

          Nevada                          1041                 Applied for
(State or other jurisdiction  (Primary Standard Industrial (I.R.S. Employer
   of incorporation or         Classification Code Number)   Identification
      organization)                                              Number)

 George P. Christopulos, President and CEO
       Tintic Gold Mining Company                 George P. Christopulos
           3131 Teton Drive                           3131 Teton Drive
       Salt Lake City, Utah 84109                Salt Lake City, Utah 84109
            (801) 485-3939                            (801) 485-3939
(Address, including zip code, and telephone   (Name, address, including zip
number including area code, of registrant's   code, telephone number including
principal Executive offices)                  area code, of agent for service)

                                           Copies to:

                                          John Michael Coombs, Esq.
                                          MABEY & COOMBS, L.C.
                                          3098 South Highland Drive, Suite 323
                                          Salt Lake City, Utah 84106-6001
                                          (801) 467-2021
                                          Facsimile: (801) 467-3256

Approximate date of commencement of        As soon as practicable on or after
proposed sale to the public:               the registration statement becomes
                                           effective.

      If this form is filed to register additional securities for an offering under Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
___________________________________________


       If this form is a post-effective amendment filed under Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
____________________________________________

      If this form is a post-effective amendment filed under Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] _________

      If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [ ]
_____________________________________________________________


                    Calculation of Registration Fee

Title of
Each                    Proposed      Proposed
Class of                Maximum       Maximum
Securities              Amount of     Offering    Aggregate       Amount of
to be                   shares to be  Price per   Offering        Registration
Registered              Registered    Share       Price           Fee (1)
==============================================================================
Common Stock            1,009,643     $0.10(1)    $100,964          $12.79
------------------------------------------------------------------------------


(1) Estimated solely for purposes of calculating the registration fee under Rule 457 based upon the book value of the common stock as of September 30, 2004.

The registrant amends this registration statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on the date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                        Initial Public Offering

                               Prospectus

             Subject to completion, dated October __, 2004

                       Tintic Gold Mining Company

                1,009,643 Shares of Common Capital Stock


Tintic Gold Mining Company, a Nevada corporation ("Tintic-Nevada" or "Issuer" or "Registrant"), is distributing shares of its common stock to those individuals and entities that were stockholders of record of Tintic Gold Mining Company, a Utah corporation ("Tintic-Utah") on March 5, 2004 (that corporation is now known as "Kiwa Bio-Tech Products Group Corporation, (hereinafter sometimes referred to as "Kiwa")), and did NOT receive their common stock in Kiwa as a direct result of a certain March 12, 2004, merger or reorganization transaction involving Kiwa. The shares to be distributed are a stock dividend. This is Tintic-Nevada's initial public offering and no public market currently exists for shares of its common stock to be distributed or received hereby. Tintic-Nevada has no agreements with underwriters for this distribution. As an issuer, is acting as its own underwriter in distributing its common stock for the purpose of this distribution.

As a Tintic-Utah stockholder as of March 5, 2004, who did NOT receive his or her common stock of Kiwa a result of its transaction with Tintic Gold Mining Company, a Utah corporation (because he or she had already owned such stock), you will pay no consideration for the shares of our common stock to be received by you in the distribution subject of this document. The common stock involves a high degree of risk. See "Risk Factors" beginning on Page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The date of the prospectus is October __, 2004.

                       Tintic Gold Mining Company

                      Prospectus Table of Contents

PROSPECTUS SUMMARY ......................................................1
------------------
RISK FACTORS.............................................................2
------------
CAUTIONARY STATEMENTS....................................................6
---------------------
USE OF PROCEEDS..........................................................7
---------------
CAPITALIZATION...........................................................7
--------------
THE DISTRIBUTION.........................................................7
----------------
DIVIDEND POLICY.........................................................10
---------------
LEGAL PROCEEDINGS.......................................................10
-----------------
MANAGEMENT'S PLAN OF OPERATION..........................................11
------------------------------
BUSINESS................................................................12
--------
DESCRIPTION OF OUR MINERAL ASSETS OR PROPERTY ACQUIRED AS A RESULT OF THE
MERGER..................................................................15
------
MANAGEMENT AND PRINCIPAL SHAREHOLDERS OF TINTIC GOLD MINING COMPANY.....20
-------------------------------------------------------------------
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..........................23
----------------------------------------------
DESCRIPTION TINTIC GOLD MINING COMPANY CAPITAL STOCK....................23
----------------------------------------------------
SHARES ELIGIBLE FOR FUTURE SALE.........................................24
-------------------------------
UNCLAIMED OR ABANDONED STOCK RESULTING FROM THE DISTRIBUTION............24
------------------------------------------------------------
LEGAL MATTERS...........................................................25
--------------
EXPERTS.................................................................25
-------
WHERE YOU CAN FIND MORE INFORMATION.....................................25
-----------------------------------
INDEX TO FINANCIAL STATEMENTS...........................................26
-----------------------------

                           Prospectus Summary
Overview

Before its acquisition by Kiwa Bio-Tech Products Group Corporation ("Kiwa") on March 12, 2004, Tintic Gold Mining Company, a Utah corporation ("Tintic-Utah"), had minimal operations. It owned and maintained, since 1933, mineral properties and related assets and had nominal cash. Because these assets were not integral or related to its then-current business, Kiwa, the successor-in-interest to Tintic-Utah, decided, under terms of an agreement and plan of distribution dated March 12, 2004, to transfer these assets to Tintic-Utah's subsidiary, now us, in exchange for our common stock so that we could pursue our own business plan involving mining exploration.

Immediately following the transfer of the assets, all of Tintic-Nevada's common stock issued and outstanding as of the record date of March 5, 2004 will be distributed to the stockholders of Tintic-Utah who did NOT receive their common stock in Kiwa as a result of its reorganization transaction by and between Kiwa and Tintic-Utah. These shareholders will receive the same number of shares of common stock of our company, as they owned of Tintic-Utah prior to Kiwa's reorganization with Tintic-Utah. In addition, these shareholders will have the same proportional rights and interests they had in Tintic-Utah prior to such reorganization transaction, with the exception of the fact that we have issued additional shares, since then, to certain persons in exchange for investment capital of $25,000. This money was needed to be raised in order to pay for the legal and accounting fees necessary to carry out the distribution subject of this document. Our business strategy is to maintain our mineral properties and assets, and to initiate relationships with strategic partners to develop our mineral properties if and when strategic partners are identified.

The mailing address of our principal executive offices is 3131 Teton Drive, Salt Lake City, Utah 84109 and our telephone number is 801-485-3939.

The Offering

Type of security offered.............Common stock, $0.001 par value per share.

Number of total outstanding shares...............................1,509,643(1).

Common stock outstanding after the offering..................1,509,643 shares.


(1) Currently 1,009,643 shares of our common stock are held by and in the name Kiwa, subject to a March 12, 2004 Distribution Agreement. With this prospective distribution, those shares will be distributed to all of the shareholders of record in Tintic Gold Mining Co., a Utah corporation, as of March 5, 2004, the record date for such stock dividend. The distribution will not change the number of currently issued and outstanding shares after this offering and distribution, which are 1,509,643 shares.

                              Risk Factors

You should consider the common stock of Tintic-Nevada to be an investment involving a high degree of risk. Please read this entire prospectus and carefully consider the risk involved with this investment, including the factors listed below. This prospectus describes Tintic-Nevada, its finances and assets. Federal and state securities laws require that we include in this prospectus all important information that investors will need to make an investment decision.

Because we have a limited and minimal operating history, we may not be able to successfully manage our business or achieve profitability.

While we intend to pursue strategies to maintain our mineral properties and identify joint venture partners with which to commence mining exploration operations for the potential recovery of our mineral assets, we cannot assure you that we will be successful in implementing our strategies or that, if implemented, our strategies will result in a profitable business.

We have very limited financial resources available to us at this time, which may hinder our ability to begin exploration of our mineral properties.

Our current officers and directors have agreed to satisfy our cash operating requirements only over the next three (3) years. There is no written agreement between our officers and directors, on the one hand, and Tintic-Nevada, on the other, to require this financial support and our officers and directors could decide at any time to no longer continue to financially support our company. We have no other source of income at this time and there can be no assurance that we will develop alternative sources of income to fund our company, or that our officers and directors will extend their commitment to fund our company, beyond the next three (3) years. Should our officers and directors decide to no longer provide us with financial support and we are unable to find alternative sources of financing, any exploration of our mineral assets will be highly unlikely.

Because we will be entirely dependent on finding a third party mining partner to explore our mineral properties, we will have little control over the
exploration process.   Consequently, we may not realize any revenues and
corresponding earnings to the extent we may have otherwise received had we had greater control of the exploration process.

We currently do not have the financial resources to independently explore our mining properties, nor do we anticipate having such financial resources in the future. Therefore, the success in exploring our mineral assets will be entirely dependent upon the financial resources and operations expertise of third parties with whom we may contract, partner or enter into a joint venture arrangement.

If we are unable to attract a joint venture partner for the exploration of our mineral assets, we will have minimal operations with no source of revenues and we may, in such event, be considered a "shell" company.

Generally, a company is considered a "shell" company if it does not pursue nor has the financial capacity to pursue a business plan or purpose. If we are unable to identify and negotiate an arrangement with a joint venture partner, we will have little prospect for expanding our operations and generating revenues and earnings, and thus, could wind up being considered a "shell" company.

We are obligated to provide certain indemnifications to Kiwa, which, if we are required to fulfill, could make it difficult for us to remain financially viable.

The distribution agreement and the indemnification provisions contained therein, which are part of the distribution agreement, indemnify Kiwa with respect to any losses, damages, claims and liabilities, financial or otherwise, which may arise from its ownership of the mineral properties before the distribution. Should such a claim or claims be made, we would have to incur the liability of defending such claims on behalf of Kiwa.

Because the volatility of metals prices may adversely affect our ability to attract a joint venture mining partner for exploration efforts, we may not realize any potential revenues and subsequent potential earnings from our mineral assets, which, consequently, may have a negative impact on the value of your shares.

Our ability to attract a joint venture partner for the mineralization exploration of our properties is directly related to the prices of the metals that may be found in our property. These metals that are apparent on our properties are gold and silver. If prices for these possible metals decline and commercial quantities are established on our property, it may nonetheless NOT be economically feasible for a third party mining company to develop commercial production on our property. Consequently, even if mineralization is found on our property after an exploration program is implemented, we may not realize any economic benefit derived from such exploration and possible subsequent development and the value of your shares could be severely adversely affected.

The mineral and metal exploration of our property may not be successful which could lead to our inability to meet our financial obligations at that time.

Mineral and metal exploration, particularly for gold and silver, is highly speculative. It involves many risks and is often non-productive. Even if valuable deposits of minerals or metals are found on our property, that is, ore, it may be several years before production is possible. During that time, it may become economically infeasible to produce those minerals or metals. As a result of these costs and uncertainties, we may not be able to realize any revenues from any possible future development of our property for some time, if at all, while having incurred significant expenses in the exploration process. Should this occur, it is unlikely that we will be able to meet our financial obligations at that time.

Any potential joint venture mining company partners may be adversely affected by risks and hazards associated with the mining industry, which may limit their ability or desire to explore our mineral assets. Should any such event occur, it would become difficult for us to meet our financial obligations at that time.

Mining companies engaging in mining exploration are subject to a number of risks and hazards including:

o        environmental hazards;
o        industrial accidents;
o        labor disputes;
o        unusual or unexpected geologic formations;
o        cave-ins;
o        rockbursts; and
o flooding and periodic interruptions due to inclement or hazardous weather conditions.

Such risks could result in:

o damage to or destruction of mineral properties or producing facilities;
o        personal injury;
o        environmental damage;
o        delays in mining;
o        monetary losses; and
o        substantial legal liability.

We have been advised that in the opinion of the Securities and Exchange Commission that indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Retained control of Tintic-Nevada by our four principal stockholders will reduce the influence of other stockholders and may lower any trading price of our stock.

Upon completion of this distribution, our officers and directors, and one other shareholder, will beneficially own over 50% of our fully diluted outstanding common stock. Accordingly, such persons, if acting together, will have the ability to approve major corporate transactions including those involving amendments to our Certificate of Incorporation or By-laws. As a result, these four individuals will have the ability to control all matters submitted to stockholders for approval, including the election and removal of directors, the consideration of any merger, consolidation, reorganization or sale of all or substantially all of our assets, and control of our management and affairs through the elections of all of our directors. Such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of our company, impeding a merger, consolidation, takeover or other business combination involving us or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could have an adverse effect on the market price of the our common stock (in the event such a market develops).

The loss of services of our current officers and directors, all of whom served on the board of Tintic-Utah since approximately 1981 until its merger with Kiwa, would have a detrimental effect on Tintic-Nevada, as they are, and have been, our single sources of financial support.

Our current and future operations are dependent on the efforts, ability and experience of our officers and directors. The loss of their services could have a material adverse impact on our future results of operations. These officers and directors will also provide us with the necessary working capital over the next eighteen months to support our operations, including the costs associated with the identification of a mining company partner to explore our mineral assets.

Because there is no trading market for our common stock, you may have difficulty valuing and selling your shares.

There is no existing trading market for our common stock to be received by you in the distribution and there can be no assurance as to the establishment of an active trading market. Our common stock does not now, and may never qualify for listing on the Nasdaq Small Cap Market (SM) or any securities exchange. We intend to qualify our common stock for quotation on the Over-The-Counter Bulletin Board ("OTCBB"); however, there is no assurance that this will be achieved. In the absence of an over-the-counter market in our common stock, or listing on an exchange, holders of our common stock will be unable to sell their shares through normal brokerage channels and may be unable to determine the value of their securities accurately. Consequently, selling our shares will probably be more difficult because, for example, only small quantities of shares could be bought or sold at any one time (i.e., the market being illiquid), and transactions could be delayed.

                Risk Factors Related to Our Mining Assets

1. REALIZATION OF INVESTMENTS IN MINERAL PROPERTIES AND ADDITIONAL CAPITAL NEEDS. The ultimate realization of our investment in our mineral assets or properties is dependent upon, among other factors, the existence of economically recoverable reserves, the ability of us to obtain financing or make other arrangements for exploration, and the profitability of prospective production, once such occurs, if economic feasibility is ever established. There presently exists substantial uncertainty concerning these and other matters and no assurances can be made regarding our expectation of acquiring sufficient funds to finance any exploration operations throughout 2005 and beyond.

We do NOT have sufficient capital to implement a full-fledged business development plan or finance our intended operations, let alone to explore our mineral properties. There can be no assurance that we will ever be successful in obtaining the funds required to finance our long- term capital needs. In the event that we cannot attract the necessary financing to engage in a mining exploration program on our properties, we will be required to entertain and implement other business strategies, including the possibility of strategies not related to mining.

2. ABSENCE OF RECENT MINING ACTIVITY. There have been no significant mining activities on our properties recently, except for limited assessment and exploration work during the late 1980's and early to mid-1990's. After Centurion Mines Corporation and its successor, Grand Central Mining, no other mining company or entity has made any offer to purchase, lease, or engage in any other transaction, such as a joint venture, with respect to our mineral property. Although we incur only nominal expense to preserve our ownership and maintain our property, it presently receives no revenue or other income for that purpose.

3. UNCERTAINTY OF DEMAND FOR TINTIC-TYPE, OXIDIZED ORE. Due to the development of modern hydrometallurgical processes, the absence of suitable smelters, and the availability of more cost-effective techniques, it is uncertain what the future level of demand will be for the type of oxidized mineralization present in the vicinity of our properties. Also, the amount it could cost to reopen and finance an exploration operation is likely to be dependent upon several factors. These include: acceptable price levels of the relevant metals; milling and smelting availability; fluctuations in market demand over time; extent of competition with other companies; availability of acceptable construction costs; availability of acceptable labor costs; feasibility of obtaining economical housing facilities; manageable equipment costs; realistic capital costs; and the acceptability of other price and cost variables.

4. RELIANCE UPON ESTIMATES AND ASSUMPTIONS. Exploration stage mining companies use the evaluation work of professional geologists, geophysicists, and engineers to make estimates in determining whether to acquire an interest in property, or to commence exploration work. These estimates generally rely on scientific and economic assumptions, and in some instances may not be correct. The economic viability of a property cannot be determined until extensive exploration work has been conducted and a comprehensive feasibility study performed. This work could result in the expenditure of substantial amounts of money on a property before it even can be determined whether or not the property contains economically recoverable mineralization. No feasibility studies have been performed on our properties because considerable exploration work remains to be done. Moreover, market prices of minerals produced are subject to fluctuation, which may adversely affect the economic viability of properties on which expenditures have been made. We are not able to presently determine whether or not, or the extent to which, such risks may adversely affect our strategy and business plan.

5. UNCERTAINTY OF TOPOGRAPHICAL EFFECT ON EXPLORATION. Our properties are located in mountainous terrain. Because the surface of the land has a topographic relief, any ruggedness in the overlying area could affect the location of drilling sites and shafts, as well as the construction of industrial facilities. It also could require that additional exploration or drilling on the property be accessed below ground. These outcomes are uncertain at present, and we cannot provide assurances that they will not have a materially adverse effect on the ability of us or a third-party business partner to conduct mining activities.

6. UNCERTAIN CONDITION OF MINE WORKINGS. Other than the Emerald Shaft or Mine mentioned below which contains an old head frame, there are no other surface mine shafts or usable head frames on our property. Moreover, the underground workings have been inactive for many years due to the absence of significant exploration activities on our properties since the 1930's. Considerable cost would be incurred to recondition shafts, drifts, tunnels, winces and other workings, to the extent they exist, as well as to re-equip hoisting bases and framework. It is uncertain whether and to what extent the workings themselves, as well as any rehabilitation of them, could expose us to significant environmental and safety concerns. If so, remediating these concerns could require expending an uncertain amount of funds to render the workings safe, acceptable, and environmentally sound. No assurance can be made that we will have sufficient capital to absorb these costs and expenses.

                         Cautionary Statements

An investment in the securities offered by this prospectus is speculative in nature and involves a high degree of risk. In addition to the other information contained in this prospectus, the following factors should be considered carefully in evaluating us before making any investment decisions with respect to our common stock to be received in the distribution. This prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause or contribute to differences include, but are not limited to, those discussed under the section titled Risk Factors, as well as those discussed elsewhere in this prospectus.

When used in this prospectus with respect to Tintic-Nevada the words "estimate," "project," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements are exposed to risks and uncertainties that could cause actual results to differ materially from those contemplated in these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. Risks and uncertainties include those risks, uncertainties and risk factors identified in this prospectus under the headings "Risk Factors," "The Distribution," "Federal Income Tax Consequences," and "Management's Discussion and Analysis of Financial Condition or Plan of Operation."

                            Use of Proceeds

There will be no proceeds received from the distribution of the Tintic-Nevada common stock to Tintic-Utah's shareholders of record on March 5, 2004.

                             Capitalization

There is no "offering price" as would otherwise be applicable were this not a registered stock dividend transaction. There being no "offering price," the following table sets forth the capitalization of Tintic-Nevada as of August 31, 2004. It also includes the effects of the distribution of mineral rights and related assets, at no value, and reflects the issuance of 1,509,643 shares of common stock. This table should be read in conjunction with the financial information and its accompanying notes included in this prospectus.

                                                 Actual as of     Pro forma
                                               August 31, 2004   As Adjusted
                                               --------------- ---------------
                                               --------------- ---------------
Stockholder's Equity:
  Common stock, par value $.001; 50,000,000
    shares authorized, 1,509,643 and 1,509,643
    pro forma shares issued and outstanding         1,510              1,510
Additional paid-in capital                         23,490             23,490
Retained earnings (deficit)                          (612)              (612)
                                               --------------- ---------------
                                               --------------- ---------------
     Total stockholder's equity                   $24,388            $24,388
                                               =============== ===============


                            The Distribution

The following information summarizes the distribution. The entire distribution agreement is filed as an exhibit to the registration statement of which this prospectus is a part and is available from Tintic-Nevada or the SEC web site at http://www.sec.gov. You are urged to read that agreement in its entirety.

Terms of the Distribution Agreement

The distribution will be effected by giving to each holder of Tintic-Utah common stock who did not receive their common stock of Tintic-Utah as a result of the March 12, 2004 reverse acquisition by Kiwa, certificates representing one (1) share of Tintic-Nevada common stock for each one (1) share of Tintic-Utah common stock held of record on March 5, 2004.

Manner of Effecting the Distribution

On the distribution date, Tintic-Nevada's transfer agent, Cottonwood Stock Transfer of Murray, Utah, will deliver certificates for Tintic-Nevada common stock as soon as practicable to the qualified shareholders of record of Tintic-Utah common stock.

No underwriters are involved or are expected to be involved in the offering. We will distribute our common stock to the qualified shareholders for no consideration. We intend to mail certificates representing the distributed shares on or soon after our registration statement is effective for this purpose, or as soon thereafter as is reasonably possible. We do not anticipate issuing certificates for fractional shares. We will NOT require the qualified shareholders of Tintic-Utah's common stock to make any payment or take any other action in connection with the distributed shares.

According to our stock transfer agent, there will be 356 shareholders of Tintic-Nevada after the distribution. We will mail a copy of this prospectus to each qualified shareholder together with stock certificates representing the distributed shares, as soon as practicable. Since we are aware of which Tintic-Utah shareholders, as of March 5, 2004, have bad addresses, Tintic-Utah having been in existence since 1933, we will NOT undertake to mail out stock certificates to shareholders with bad or undeliverable addresses. This is because not only will the certificates and the prospectuses come back in the mail in each instance, but we would then be in a position of having to possess, hold and control stock certificates that do not belong to us. Accordingly, management has decided NOT to go to the expense of printing up and mailing out stock certificates to persons on the shareholders' list whom we know to have bad addresses.

All shares of Tintic-Nevada common stock will be fully paid and nonassessable and the holders will not be entitled to preemptive rights.

Listing of Tintic-Nevada Common Stock; Restrictions on Resale

Tintic-Nevada intends to apply to a member of the National Association of Securities Dealers, Inc. (NASD) to make a market in the Tintic-Nevada common stock and provide a quotation on the NASD inter-dealer Electronic Bulletin
Board under whatever trading symbol is assigned to us by the NASD.   No
assurance can be made or given that we will in fact obtain any such trading symbol.

Treatment of Indebtedness

Neither Kiwa nor Tintic-Nevada will assume or be responsible for any debts or monetary obligations of the other prior to March 12, 2004, namely, the date of the reverse acquisition by and between Tintic-Utah and Kiwa. However, according to the terms of the indemnification provisions contained in the distribution agreement, Tintic-Nevada will be responsible for any liabilities, monetary or otherwise, that may arise from Kiwa's ownership of our mineral properties prior to the date of our acquisition of these properties.

Expenses

The terms of the distribution agreement state that we shall bear all expenses incurred in connection with the distribution, including the preparation, execution and the performance of the distribution agreement and the transactions contemplated by the distribution agreement, and all fees and expenses of counsel and accountants. Legal and accounting fees and expenses incurred in preparation of the registration statement, our audit, printing, mailing, SEC filing fees, fees related to any state securities or "blue sky" laws and stock exchange listing application fees as to this prospectus and related registration statement fees will be paid by us. We are not certain at this time but we estimate that these fees and expenses will not exceed $15,000.

Indemnification and Insurance

The distribution agreement also provides that from and after the distribution date, Tintic-Nevada will indemnify, defend and hold harmless Kiwa and its subsidiaries, as well as the directors and officers of Kiwa and the various Kiwa subsidiaries, from and against all losses arising out of or relating to:

o any breach, whether before or after the distribution date, by Tintic-Nevada of any provision of the distribution agreement,
o any claims arising out of this prospectus or the registration statement pertaining to this prospectus, and
o liabilities related to the operation of Tintic Nevada prior to distribution.

Rights of Kiwa Shareholders Before and After the Distribution

Before the acquisition and the distribution, the shareholders of Tintic-Utah, under its former name "Tintic Gold Mining Company," a Utah corporation, owned all of the subsurface rights in and to the mineral properties (subject to a 3% net smelter return royalty to an individual named Chase Hoffman) and related assets described in this prospectus. After the acquisition and the distribution, these same shareholders will own the same ratable equity interest in the mineral properties and related assets (subject to the dilution that recently occurred as a result of raising $25,000 in equity from our officers and directors and one other shareholder).

Federal Income Tax Consequences of the Distribution

We are NOT rendering an opinion and have no opinion concerning the tax consequences of the proposed distribution. We believe that the distribution is essentially a "stock dividend" and would likely be treated or taxed as such by the Internal Revenue Service.

State Tax Consequences

Because each state's income tax laws vary, we are unable to predict the income tax consequences to the stockholders in all of the state taxing jurisdictions in which they are already subject to tax. We therefore urge you to consult your own tax advisors with respect to state income and corporate franchise tax consequences.

Regulations Affecting the Price and Marketability of Tintic-Nevada Common
Stock

Immediately subsequent to this offering, it is very likely that an active public trading market for our stock will not exist and that the price of our common stock will remain very low. Because of this and the fact that our common stock may not be listed on The Nasdaq Small Cap Market (SM) or any exchange, the shares may be subject to a number of regulations which may affect the price of the shares and your ability to sell the shares in the secondary market.

For example, Rule 15g-9 under the Securities Exchange Act may affect the ability of broker-dealers to sell the shares and may affect your ability to sell the common stock in the secondary market. Rule 15g-9 generally applies to shares that are not listed on The NASDAQ Small Cap Market (SM) or any stock exchange. The rule imposes additional sales practice requirements on broker-dealers that sell low-priced securities to persons other than established customers and institutional accredited investors. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction.

In addition, because the penny stock rules probably will apply to our shares, investors in this offering probably will find it more difficult to sell their securities. The Securities and Exchange Commission's regulations define a penny stock to be any equity security that has a market price or exercise price of less than $5.00 per share, subject to some exceptions. The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, to provide the customer with additional information including current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer's account, and to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements probably will reduce the level of trading activity in the secondary market for the common stock and may severely and adversely affect the ability of broker-dealers to sell our securities.

                            Dividend Policy

Tintic-Nevada currently does NOT pay dividends on any of its issued and outstanding securities. We do NOT expect to pay any dividends for the foreseeable future. Any future payments of dividends will be dependent upon our results of operations, financial condition, cash requirements, future prospects and other factors deemed relevant by our board of directors from time to time.

Payment and declaration of dividends on our common stock is dependent upon having the cash liquid assets available to do so. It is also dependent on any lending covenants which, if we engage in any financing transactions, would restrict our ability to pay any dividends, even if we were financially able to do so. At this time, we have NO ability to pay any dividends on our common stock nor do we anticipate doing so in the near future. We do not have any series of preferred stock authorized in our Nevada Articles of Incorporation.

                            Legal Proceedings

As of the date of this filing, Tintic-Nevada is NOT a party to any legal proceeding, either as plaintiff or defendant. Tintic-Nevada is also not aware of any pending legal proceeding contemplated by a governmental authority concerning our business or properties. Our financial statements, as set forth below have therefore NOT been adjusted to reflect any material uncertainty regarding exposure to liability in any legal proceeding.

To management's best knowledge, information and belief, our property is neither listed on any known environmental cleanup roster or otherwise listed on or within any designated "Superfund" site. We are aware, however, as a result of stories printed in local newspaper articles that the federal Environmental Protection Agency (EPA) has declared the town of Eureka, Utah, as a Superfund site for lead contamination, an area several miles from our properties, inasmuch as our properties are located near the town of Mammoth, Utah, not Eureka. We have received no actual or direct notice or knowledge of these events and management knows nothing further in this regard. During 2002, the Utah Department of Air Quality undertook soil sampling in and around the town of Mammoth, Utah, an area near our properties. We are informed that some of these samples showed elevated levels of contaminants. However, we have received no notice that these findings have any impact or other bearing on our mining properties and management does NOT believe that our properties can, or will, be considered a source of any such alleged contamination.

Measures Taken To Insulate Us Against Future Mining Asset Liability

In the fall of 2001 and in an effort to insulate our predecessor, Tintic-Utah, the prior owner of the property, from future liability, our predecessor owner hired an environmental engineer named Bruce Yeomans of B. Yeomans Consulting, Inc., who constructed a six foot high chain link fence, with four 30-foot runs, around the Emerald Shaft or Mine located on the property. The fence was also stranded with barbed wire along the upper edge. This was done to mark the Shaft and otherwise prevent intruders and trespassers from getting injured by possibly falling into the mine shaft, a shaft which existing data suggests is at least 1,000 feet deep. The shaft had been partially collapsed around the collar and campers appeared to have lit bonfires adjacent to the open shaft on the flat topped dump around it. After this fence was built, a "dangerous/no trespassing" sign was posted on it. In a further effort to insulate us from and against future liability, this work was also photographed. In addition, Mr. Yeomans further erected a 12 foot long, three stranded, 4-foot high barbed wire fence across the access road to the Emerald Shaft at the approximate eastern boundary of the property. This was done to further discourage intruders and trespassers, the large majority of whom are hikers and campers in the summer and snowmobilers in the winter.

                     Management's Plan of Operation
General

Since our incorporation on March 8, 2004, our only business activity has been organizational matters and carrying out the distribution agreement with Tintic-Utah.

Plan of Operation for the Next Twelve to Eighteen Months

As per our agreement with Tintic-Utah, in consideration for distribution subject of this document, we have been conveyed the subsurface mineral rights on approximately 44 acres of land located in the heart of the Tintic Mining District of Juab County, Utah, near the town of Mammoth, Utah (subject to a 3% net smelter royalty in favor of an individual named Chase Hoffman). During the next twelve to eighteen months, we will attempt to identify and contract with a mining company that will agree to search for minerals that may underlie our property. During the time our search is in progress, the small amounts of cash required to maintain our operations, as well as the costs associated with the identification and contracting of a mining company partner, will be provided by what cash we now have on hand and if that money is exhausted, by our officers and directors. At the same time, our officers and directors are NOT under any contractual obligation with the Company to finance us; they are doing so because they want to. Future funding by our officers and directors may come from the exercise of options to purchase our common stock and/or through future agreements between Tintic-Nevada and our officers and directors negotiated on terms equivalent or better than those terms negotiated on an arms-length basis. As a result, we do not believe there will be the need to raise additional funds during at least the next twelve to eighteen months, other than through our officers and directors, if and when required.

Our plan to contract with a mining company includes:

     o An investigation of mining companies, which are currently operating in the general area of our properties. This investigation may include the use of industry databases, as well as the investigation of governmental records and industry experts. We do not expect this cost to exceed $2,500.
     o Initial discussions with those potential mining company partners as determined from our investigation. We do not expect this cost to exceed $5,000.
     o Contract negotiations with an interested mining partner. We do not expect the costs, legal or otherwise, to exceed $10,000.

Though no formal agreement exists between us and our current officers and directors, our current officers and directors have agreed to fund the costs of such plan to the extent that these costs do not exceed $30,000. If we are able to contract with a mining company, we anticipate that all expenses for exploration and possible exploitation of our mineral properties will be borne by the mining company and not by us. In return, we would receive a royalty fee based on a percentage of the proceeds from the sale of those minerals the mining company may recover from our properties.

We are unable to make any guarantees that:

o we will be able to identify and negotiate an arrangement with a mining company within the next twelve to eighteen months,
o our mining properties will be found attractive to a prospective mining company partner, or
o if commercial quantities of mineralization is found after an exploration program is carried out, that our properties would produce any saleable minerals or metals that would result in our receiving any income.

While we believe that such opportunities can be investigated, reviewed and consummated for minimal costs, we cannot give any assurances that related costs will be minimal or that we can ultimately afford them or, that our officers, directors or significant shareholders will agree to continue to advance the money necessary to do so.

We have no employees. Our officers and directors serve our company without receiving a salary. However, from time to time as appropriate, they may receive expense reimbursements and possible stock options. Though we have no formal written agreement in place, our office space and administrative support is provided by Mr. George Christopulos, our Chairman of the Board, President, and CEO out of his home. Other than those costs and expenses previously discussed, we do not plan any significant expenditures for new projects of any sort within the next twelve to eighteen months.

                                Business
Corporate History

Tintic Gold Mining Company, a Nevada corporation ("Tintic-Nevada", "we" or "us"), was originally formed as a wholly-owned subsidiary of Tintic Gold Mining Company, a Utah corporation ("Tintic-Utah"). We were organized and incorporated under the laws of the State of Nevada on March 8, 2004, as required by the terms of the distribution agreement dated March 12, 2004, for the purpose of acquiring all of Tintic-Utah's mineral properties and related assets, including the remaining cash after payment of related expenses. As a result, we are the owner of the subsurface mineral rights previously owned by Tintic-Utah, on approximately 44 acres of land located in the Tintic Mining District of Juab County, Utah, near the town of Mammoth, Utah, property that our predecessor or parent corporation had owned since 1933 and which was conveyed to us by Special Warranty Deed on March 18, 2004, copy of which is attached hereto as Ex. "10.1."

Our predecessor, Tintic-Utah, was incorporated on June 14, 1933 as a Utah corporation, and was, until the effective time of the merger discussed below, a mineral resource and exploration company. It was classified under Industry Guide No. 7 as an exploration stage mining company.

Tintic-Utah's management continued to develop its long-term business plan to re-establish it as an active business and to seek capital funds to operate and grow the business. As part of this long-term business plan, Tintic-Utah's management was authorized to entertain and negotiate with potential merger candidates who were not engaged in the business of mineral exploration and/or mining. Pursuant to this authority, Tintic-Utah acquired, in exchange for its securities, Kiwa as an operating company due to its experienced management and its potential for profitable growth. Prior to the merger transaction with Kiwa, George Christopulos, Hugh Coltharp and Jack Coombs, our existing directors and officers, were the directors and officers of Tintic-Utah.

The shares of common stock of Tintic-Utah, until the time of completion of the merger discussed below, traded on the OTC Bulletin Board under the symbol "TTGM." These shares now trade under the name of Kiwa and under the OTC Bulletin Board symbol "KWBT."

Following the merger, stockholders of Kiwa became stockholders of Tintic-Utah. Selected executive officers and directors of Kiwa then became executive officers and directors of Tintic-Utah. Because Kiwa was in a totally different kind of business and did not want to own or engage in any mining exploration activities, Tintic-Nevada was formed for the purpose of conveying Tintic-Utah's mining claims into it and effectuating a spin-off of shares, the very subject of this document, all as further explained below.

The patented mining claims that we received on March 18, 2004 under the Distribution Agreement with Kiwa are located within the historic Tintic Mining District (organized on December 13, 1869) in Juab County, Utah. These properties were part of a once-thriving mining district with worldwide acclaim. In 1979, the Tintic Mining District was listed in the National Register of Historic Places.

Our predecessor corporation, Tintic-Utah, was authorized to conduct business in Utah and has conducted business in Utah since 1933. It owned our existing patented mining claims since 1933, properties that were acquired from the Emerald Mining Company at that time. These properties are owned free and clear of any lien or encumbrance other than the fact that a prior director from some-25 years ago, Mr. C. Chase Hoffman, owns the surface rights. Mr. Hoffman also retains a 3% net smelter return interest on any mineral production, if any ever occurs. For more information regarding our history, reference is made to Kiwa's Form 10-SB filed on EDGAR on September 19, 2001 (when Kiwa was known as Tintic-Utah), a document detailing our predecessor history and which further attaches two geological reports relative to our patented mining claims.

Neither us nor our officers and directors have been involved in any bankruptcy, receivership or similar proceeding and none is involved in any litigation that would have any direct or indirect impact or bearing on us or our business. Considering that we were recently incorporated to receive Kiwa's mining assets and implement the terms of the Distribution Agreement with Kiwa, there has been no material reclassification, consolidation, merger, or purchase or sale of any significant amount of assets.

Presently, we have no operations. Since incorporation, our primary business activity to date has been organizational activities.

The March 12, 2004 Merger or Reorganization with Kiwa

On March 12, 2004, pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of March 11, 2004, by and among Tintic Gold Mining Company, a Utah corporation ("Tintic-Utah"), TTGM Acquisition Corporation, a Utah corporation and wholly-owned subsidiary of Tintic-Utah ("Merger Sub"), and Kiwa Bio-Tech Products Group Ltd., a privately-held British Virgin Islands ("BVI") corporation ("Kiwa-BVI"), Merger Sub merged with and into Kiwa-BVI with Kiwa-BVI surviving as a wholly-owned subsidiary of Tintic-Utah (the "Merger"). Each share of Kiwa-BVI common stock was converted into 1.5445839 shares of Tintic-Utah's common stock, resulting in Tintic-Utah issuing an aggregate of 7,722,919 shares of its common stock to the former shareholders of Kiwa-BVI. Tintic-Utah also assumed Kiwa-BVI's outstanding stock options. The Merger resulted in a change of control of Tintic-Utah, with former Kiwa-BVI shareholders and optionees owning approximately 89% of Tintic-Utah's common stock on a fully diluted basis immediately following the closing of the Merger.

Upon consummation of the Merger on March 12, 2004, Mr. Wei Li was appointed as Chief Executive Officer and Chairman of the Board of Directors of Tintic-Utah and Mr. Da-chang Ju was appointed as a director. Mr. George Christopulos resigned as Chief Executive Officer, President, Chief Financial Officer and Chairman of the Board. On or about March 27, 2004, upon compliance with
Section 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14f-1 thereunder, Jack Coombs and Hugh Coltharp resigned from the Board of Directors and Lian-jun Luo, James Nian Zhan and Yun-long Zhang were appointed as directors. No agreements existed among present or former controlling stockholders of Tintic-Utah or present or former members of Kiwa-BVI with respect to the election of the members of our board of directors, and to our knowledge, no other agreements existed which might have resulted in a change of control of Tintic-Utah.

On March 15, 2004, Tintic-Utah changed its corporate name from "Tintic Gold Mining Company," a Utah corporation, to "Kiwa Bio-tech Products Group Corporation" ("Kiwa"). We have since learned that Kiwa has recently changed its domicile from Utah to that of Delaware. For more information in this regard, interested persons should look up and review Kiwa's public filings on the Securities and Exchange Commission's database known as EDGAR.

Reasons for the Merger

In early 2004, Tintic-Utah's management was presented with the opportunity to merge or reorganize with Kiwa Bio-Tech Products, Ltd. ("Kiwa-BVI"), a company engaged in the agri-products business in the People's Republic of China. At the time, Tintic-Utah was running out of capital. Upon review of Kiwa-BVI and its business activities and affairs, including its management's resumes, business plan, products and services, and industry niche, Tintic-Utah's management believed that a merger or business combination transaction with Kiwa-BVI would provide an opportunity to enhance Tintic-Utah's shareholder value. Tintic-Utah's management found many factors of the Kiwa business plan attractive, including but not limited to the following:

Kiwa-BVI was represented as a development stage company that develops, manufactures, distributes and markets innovative, cost-effective and environmentally safe bio-technological products for agriculture, natural resources and environmental conservation. Kiwa-BVI 's products were represented as designed to enhance the quality of human life by increasing the value, quality and productivity of crops and decreasing the negative environmental impact of chemicals and other wastes.

In 2002, Kiwa-BVI and its predecessor entities chartered Kiwa Bio-Tech Product (Shandong) Co. Ltd. ("KIWA-SD"), a wholly-owned subsidiary organized under the laws of China, as its offshore manufacturing base to capitalize on low cost, high quality manufacturing advantages available in China. In October 2003, Kiwa-BVI completed Phase I construction of its state-of-the-art manufacturing facility. In November 2003, Kiwa-BVI began shipping its first commercial product, a bio-fertilizer, to the agricultural market in China. Kiwa-BVI was represented as working on existing product improvement and new product development while it continued its three-phase facility build-up.

Effect of the Merger

As a condition of the Merger, we, that is, Tintic-Nevada, was formed for the purpose of conveying Tintic-Utah's mining rights and interests to us, its Nevada subsidiary (an act which occurred on March 18, 2004). This conveyance was done in exchange for the issuance of 1,009,643 shares of our stock which has been physically issued in certificate form in the name of the shareholders of Tintic-Utah as of March 5, 2004 and which are held by our stock transfer agent, Cottonwood Stock Transfer. In furtherance of the terms and conditions of the Distribution Agreement, we have agreed to undertake to distribute our capital stock to Tintic-Utah shareholders of record on March 5, 2004, immediately subsequent to the effective time of a registration statement registering the shares covered thereby (the "Spin-Off"). The purpose of, or rationale for, the Spin-Off is based on Tintic-Utah taking a different business direction and no longer either needing or wanting mineral claims in Utah. Reference is made to the Securities and Exchange Commission's Bulletin No. 4 available on the Commission's web site, a release discussing the reasons and purpose of spin-off transactions. The Spin-Off was determined to be effectuated in compliance with the Securities Act of 1933 and all applicable securities laws of any governmental entity. The Distribution Agreement, dated on or about March 12, 2004, by and among Tintic-Utah (Kiwa's predecessor in name), Tintic-Nevada, and their directors and officers provides that no shareholder of either Tintic-Utah and/or Kiwa, who acquired their shares in either entity after March 5, 2004, shall participate in the Spin-Off. In other words, only shareholders of record of Kiwa (Tintic-Utah) as of March
5, 2004 will be entitled to receive our shares in, or benefit from, the Spin-Off.

Description of Our Mineral Assets or Property Acquired as a Result of the
                              Merger

Our mining property consists of three (3) patented mining claims located in the Tintic Mining District, Juab County, Utah, about a quarter or half a mile from the town of Mammoth, Utah, approximately 90 miles south of Salt Lake City.

Form of Ownership

Tintic-Nevada does not hold "unpatented" mining claims. (An unpatented mining claim is a parcel of property located on federal lands that the U.S. government continues to own, though it has granted the private party claimholder the right to explore and mine the claim.) Instead, we own patented mining claims. (A "patented" mining claim is land originally held as unpatented, to which the private-party claimholder has been conveyed fee simple title by the U.S. government, after meeting the federal patenting requirements.) The important distinction or difference in the type of mineral interest it represents is that the patent gives the claimholder full and complete ownership, outright, of the land on which the claim is located. In this case, however, the surface rights are owned by a former officer and director named C. Chase Hoffman. Such rights were conveyed to Mr. Hoffman in 1980 in consideration for money Mr. Hoffman had advanced the Company over the years. Mr. Hoffman also retains a 3% net smelter return royalty interest in the event of any mineral production on the property.

The Effect of Regulatory Changes on Holding Unpatented Mining Claims

The U.S. Bureau of Land Management (BLM) promulgated new regulations in 1997 regarding hardrock unpatented mining claims (see 43 CFR 3809). Compliance with the 1997 regulations is both time-consuming and costly. Therefore, Tintic-Nevada does NOT intend to purchase or locate any unpatented claims, but instead, to concentrate its exploration activities on its own privately-held land and perhaps on land that, at some point in the future, it may decide to acquire, including but not limited to a Utah state mineral leasehold of some kind. Management believes that these BLM regulations will have little or no effect on our activities.

Type of Property/Mining and Production History

Our three (3) patented mining claims are lode claims. (Such claims contain deposits of minerals, in this case, gold, silver, copper and lead, in solid rock. A placer claim, on the other hand, is a deposit of sand and gravel containing valuable minerals.)

Our mining claim property, which our predecessor, Tintic-Utah owned since 1933, lies within the Central portion of the Main Tintic Mining District, Juab County, Utah, approximately 90 miles south of Salt Lake City. The property is bounded on the north and east by the Centennial Eureka, Grand Central, and Mammoth mines, and on the south and west by the Empire Mines property. The property consists of three (3) patented lode mining claims known as the Emerald, Ruby and Diamond Lode Mining Claims. These claims embrace a portion of Sections 19 and 30, Township 10 South, Range 2 West and Sections 24 and 25, Township 10 South, Range 3 West, Salt Lake Base and Meridian, bearing Mineral Survey Number 188, and together designated as Lot No. 224, more particularly described in the patent recorded at Book 60, Page 406, of the records of Juab County, Utah. These properties comprise an area of approximately 44.43 acres. These claims cover an area 3,000 feet north-south and 550 to 900 feet east-west.

Structurally, these properties lie along the west flank of the northward plunging asymmetric trough of the Tintic syncline. Beds strike approximately due north and dip steeply to the east. Surface exposures show the predominant rock type to be Ajax Dolomite of Cambrian Age. The central portion of the property is cut by the trace of the northeast striking Emerald-Grand Central fault. The east-west striking Sioux-Ajax fault zone is inferred to cut through the property and could intersect the northeast structure within the boundaries of the property. Due to soil cover, their exact position cannot be readily determined.

Some of the property's nearest neighbors have been large producers of high-grade ore, including the Centennial Eureka on the north and east, the Mammoth on the east, and the Empire Mines on the south and west.

The property is located on the outcrop of the Ajax limestone. This has been one of the most favorable ore-bearing formations of the Main Tintic Mining District.

Because of general geological conditions, our property has three favorable prospects. One is in deeper development in the northern part of the property; two, in a mineralized vein near the main shaft on the 1,000 level; and three, above the 600 level on the southern end of the property.

From the standpoint of the vertical range of the ore deposits in adjoining mines, the same locations for possible development work are indicated. In the Centennial Eureka and Grand Central properties to the north, the ore bodies occurred several hundred feet lower than the 700 level of Tintic-Nevada's property, while in the Mammoth Mine, to the east, an ore channel came to the surface.

There are several prominent fissures in our property. Fissures north of the shaft show calcite and oxidized iron. This suggests possibilities for improved mineralization at depth. Close to the shaft an east-west cross fissure reportedly carries substantial values in lead from the 200 to 1,000 levels in workings presently inaccessible. This fissure should be prospected for intersections and at greater depth. South of the shaft are two main north-south fissures. One known as the Diamond fissure shows jasperoid quartz.

A spur line of the Union Pacific Railroad with loading ramps lies less than two miles to the northeast.

The property has been explored by numerous shallow shafts, surface workings, and a one and one-half compartment shaft sunk one thousand feet deep, with levels driven at the 400, 500, 600, 700 and 1,000 foot levels. This shaft is known as the Emerald Mine or Shaft. At present, all of the existing underground workings are inaccessible. No ore minerals of commercial grade are believed to have been encountered in the old workings and no ores having significant value are believed to have been produced from the property
directly.   It is not anticipated that the opening up or rehabilitation of the old workings will be attempted at the present time or at any future time. Any possible exploration will be in the nature of surface assay sampling or testing and, if sufficient evidence is obtained, exploratory drilling may be considered. In such event, we will be subject to regulation by the Utah Division of Oil, Gas and Mining (DOGM). It should be again noted that the potential for pursuing an extensive permitting process in order to further drill the property is dependent on the price of gold and silver.

The mineralization of interest is believed to be of the siliceous copper-gold-silver category. However, the possibility of this property attaining the status of a gold or silver producer will depend upon the results of any future exploration testing and drilling program engaged in by us. At the present time, this property has no known ore reserves. Accordingly, we cannot be considered a "development mining company." The objective of the proposed geological mapping and other work would be to determine what exploration program, if any, to pursue.

It should be noted that although smelting facilities have historically been located within at least seventy (70) miles of the property, management believes that it would be premature and perhaps misleading to discuss milling and smelting contracts with ore purchasers inasmuch as we not only need to conduct exploratory work but no ore has been discovered and thus, no development plan or program exists. There is no assurance that ores, if they exist and if developed, could ever be sold, let alone sold for a profit.

For further information regarding the gold, silver and other mining potential of the property, including its specific geology, reference is made to two (2) geology reports attached to Tintic-Utah's Form 10-SB registration statement available on EDGAR. The first report attached thereto as Exhibit 10(iii) is dated March 24, 1939 and authored by geologist J.J. Beeson and titled "Report on the Property of the Tintic Gold Mining Company in the Tintic Mining
District Near Mammoth, Utah."   The second report, dated April 15, 1975, is in
the form of a letter to Golden Spike Oil & Mining Co. and is attached thereto as Exhibit 10(iv). Deceased geological engineer Murray C. Godbe, III, authors this latter report.

As to our property's mining and production history, if any, the extent of exploration on our mining properties is not known. Management believes and is informed that no production ever occurred. This lack of knowledge is understandable in that precious metals were first discovered in the Tintic Mining District area in 1870, nearly 135 years ago. Nonetheless, the property does contain the Emerald Shaft or Mine which existing data and other information suggests is at least 1,000 feet deep. There are also other "prospecting pits" on the property.

Exploration, Development and Rehabilitation Work

There has been no exploration or other mining activity on our properties since the 1930's and 1940's, except perhaps briefly before World War II. Only a limited amount of exploration or development work has been conducted on our properties since World War II. ("Exploration" is the work involved in searching for ore. "Development" is the construction and other work necessary to be carried out for the purpose of extracting ore from the deposit or mine.) In 1987, Centurion Mines Corporation ("Centurion"), later to be known and now known as Grand Central Mining Company, negotiated a five-year lease with Tintic-Utah to explore and possibly develop its patented mining claims.

Centurion carried out limited mineral exploration work on our properties, but terminated this lease in 1997. To the best knowledge, information and belief of current management, no ore production has come from our properties. Prior to that time, our properties were inactive from World War II until 1987, when Centurion carried out limited exploration consisting mainly of geologic mapping and sampling. Centurion also performed some maintenance and rehabilitation work on our properties though it is not believed that Centurion did any maintenance or rehabilitation on the underground workings of the Emerald Mine. Centurion continued its activities until 1997. No additional work has been done on the properties since that time. Under Tintic-Utah's prior lease agreement with Centurion, Centurion was obligated to do a certain amount of assessment work every five (5) years. This was done and we possess copies of the assessment work carried out by Centurion and its successor.

Future Plans for Exploration

To date, management has NOT applied for exploration permits for work on any of its patented mining claims. However, during 2004 and into 2005, we may consider conducting geological mapping, geochemical sampling, and geophysical surveys, but only if sufficient funds are available for such purpose, and if all goes well and we have sufficient capital, to possibly file applications for permits that would permit exploratory sampling or drilling to be carried out. We have not yet determined whether we will actually carry out any drilling exploratory operations. This will depend on sources of and the availability of funds, not to mention the prices of gold and silver. Accordingly, no assurance can be given that exploration will in fact be either undertaken or carried out.

As of the date of this document, none of our officers, directors, or major shareholders has had any preliminary contact or discussions with any specific business or financial opportunity, directly or indirectly, nor are there any present plans, proposals, arrangements or understandings regarding the possibility of an acquisition, exchange or other financing arrangement with any specific business opportunity, potential partner or other person. There are also no mining properties, other than those we currently own and hold, that we are currently evaluating.

Competitive Position

We have no competitive economic position in the mining industry as no mineral production has ever been realized. To date, there has been no mining activity on these properties other than the exploratory holes drilled in the past and mentioned above, all with inconclusive results. Furthermore, we have not received revenue from our mineral rights for the last several years since the lease with Centurion Mines Corporation and its successor-in-interest was terminated.

Business Offices and Administrative Support


Mr. George Christopulos provides office space and the necessary administrative and clerical support for the corporate affairs of Tintic-Nevada without any cost to us.

Research and Development Activities

We have not incurred any material costs for research or development activities since our inception.

Compliance with Environmental Laws

We do not believe that we will incur any material costs relating to efforts to comply with environmental laws or other governmental regulations. This is because, at this time, we do NOT have a specific exploration program that we intend to implement. Once we do, a myriad of state and governmental regulations will come into play and we will be required to comply with each and every one of them.

Customer and Suppliers

We do not provide any goods or services at this time. As such, we do not have any customers or suppliers.

Government Regulation

As we currently have no operations, we do not believe we are subject to governmental regulations, which may relate to our business.

Employees

We have no employees and our current officers and directors serve without established compensation.

No Present Agreements with any Consultant

We currently have no agreement with any consultant. This does not mean that we will not explore the possibility of hiring or retaining a consultant(s) in the future.

Transfer Agent

Cottonwood Stock Transfer Corporation located at 5899 South State Street in Murray, Utah, will act as the agent for the distribution of shares and will deliver certificates for our common stock as soon as practicable to shareholders of record of Tintic-Utah common stock as of March 5, 2004, who did not receive their common stock in Kiwa as a result of the reverse acquisition by and between Kiwa and its Tintic-Utah. All shares of our common stock will be fully paid and nonassessable and the holders will not be entitled to preemptive rights.

   Management and Principal Shareholders of Tintic Gold Mining Company

Directors, Executive Officers, Promoters and Control Persons

The following table sets forth the beneficial ownership of our common stock with respect each person known to be the owner of 5% or more of our common capital stock, each director, each officer, and all executive officers, directors and 5% or greater shareholders of us as a group. As of August 31, 2004, there were 1,509,076 common capital shares issued and outstanding, 1,009,643 of which are subject to this registration statement. The former and larger figure includes the 500,000 shares issued to our officers, directors and our counsel, Mr. J.M. Coombs, at a price of $0.05 per share, a stock issuance that raised us $25,000 in capital.

                                                                 Percent of
                                    Number of Shares of          Ownership of
                                      Common Stock               Common Stock
Name of Beneficial Owner            Beneficially* Owned          Outstanding
----------------------------       ---------------------         ------------
George Christopulos
3131 Teton Drive
Salt Lake City, Utah 84109              372,739(1)                 24.7%

Hugh Coltharp
1478 Roosevelt Avenue
Salt Lake City, Utah 84105              107,361(2)                 7.1%

Jack Coombs
2581 East 1300 South
Salt Lake City, Utah 84108              248,272(3)                 16.4%

John Michael Coombs
3098 South Highland Drive, Suite 323
Salt Lake City, Utah 84106-6001         342,212(4)                 22.7%

All 5% or more owners, all
directors and all officers as a
group (4 persons)                       1,070,584                 70.91%

-------------------------------


* Beneficial ownership is determined in accordance with the rules and regulations of the Commission and generally includes voting or investment power with respect to securities. Shares of common stock issuable upon the exercise of options or warrants currently exercisable, or exercisable or convertible within 60 days of our year end, are also deemed outstanding for computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage ownership of any other person.

(1) This figure includes 204,660 shares of "restricted" stock purchased in August 2004 by Mr. Christopulos for cash in a private transaction with the Company at a price of $0.05 per share.
(2) This figure includes 89,932 shares of "restricted" stock purchased in August 2004 by Mr. Coltharp for cash in a private transaction with the Company at a price of $0.05 per share.

(3) This figure includes 143,645 shares of "restricted" stock purchased in August 2004 by Mr. Coombs for cash in a private transaction with the Company at a price of $0.05 per share.
(4) This figure includes 61,763 shares of "restricted" stock purchased in August 2004 by Mr. J.M. Coombs, a non-officer and non-director, for cash in a private transaction with the Company at a price of $0.05 per share.

Mr. CHRISTOPULOS is currently employed by the Salt Lake County Assessor's office as a commercial real estate appraiser. He received a B.S. degree in Accounting from the University of Utah in 1974, graduating cum laude. He was the chairman of the board and the president of Tintic-Utah between 1982 and March 12, 2004. He is NOT currently an officer, director or "control person" of any other "reporting company."

Mr. COLTHARP is a retired stockbroker, formerly of Potter Investment Company, a local stock brokerage firm, who currently buys, sells and restores antique cars. He served as a director of Tintic-Utah longer than any other director, having become a director in 1980. He is NOT currently an officer, director or "control person" of any other "reporting company."

Mr. JACK COOMBS is a retired Salt Lake City businessman and private investor. Mr. Coombs graduated from the University of Utah in 1950 with a B.S. degree in business administration. He has been involved with other exploratory mining companies in the past. Mr. Coombs served as an officer and director of a company known as Vis Viva Corporation, a "reporting company" now known as WideBand Corporation and which has trades on the Pink Sheets under the symbol ZWBC.PK. He is NOT currently an officer, director or "control person" of any other "reporting company."

Mr. J.M. COOMBS of Salt Lake City is a member of the law firm of MABEY & COOMBS, L.C., and has acted as our legal counsel. He has acted as the legal counsel to Tintic-Utah since 1994. He is not and never has served as an officer or director of us or Tintic-Utah. Mr. J.M. Coombs is also the son of director and officer, Jack Coombs.

No officer or director, or greater than 5% shareholder, has been involved, directly or indirectly, in any bankruptcy or insolvency proceeding of any kind. None is currently involved in any litigation nor has any been involved in any litigation that would have a bearing on any such person's fitness or other ability to act and serve as a director or officer of Tintic-Nevada.

No arrangement or understanding exists between or among any of the directors or executive officers and any other person pursuant to which any director was elected, or any executive officer was appointed. None of our directors or officers are currently directors or officers of any other company registered under the Securities Exchange Act of 1934.

Each director and executive officer intends to devote such amount of time as that person's responsibilities require, but none of them work full time for us. Also, no family relationship exists among any of the named directors and executive officers. None of the directors or officers has ever been employed by a mining company and none has any college or university degree involving or relating to mining or geology.

None of our directors, officers, or principal shareholders has been involved in any legal proceeding during the past five (5) years arising from any of the following events that would be material in evaluating the ability or integrity of any such person: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
(2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
(3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting that person's involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the Securities and Commission, or the Commodity Futures Trading Commission to have violated a federal or state securities, or commodities law and the judgment has not been reversed, suspended, or vacated.

There are no employment agreements between the officers of Tintic-Nevada and us. Furthermore, we do not carry key-man insurance policies on any of our officers or directors. Mr. Christopulos, in his role as Chairman of the Board, President, CEO, and CFO will devote at least 15 hours per month to Tintic-Nevada. Messrs. Jack Coombs and Hugh Coltharp are expected to devote at least 10 hours of their time per month to Tintic-Nevada.

Compensation of Directors and Executive Officers

We have paid no remuneration to our directors or officers, other than the fact that each bought shares of our stock recently at $0.05 per share in order to provide us with sufficient operating capital to file and complete the Spin-Off transaction and otherwise carry out the terms and conditions of the Distribution Agreement with Tintic-Utah. We do NOT have any contracts with or contractual arrangements for compensation of directors or officers. We also do NOT pay any monetary fees or other form of cash compensation for their services. Directors and officers are entitled to receive reimbursement of out-of-pocket expenses incurred by them on behalf of us. Because none of our officers or directors has received individual total annual salary and bonus in excess of $100,000 for any fiscal year, we have NOT included a table under this item describing such compensation as would otherwise be required. Such compensation, if it had occurred, would include the dollar value of base salaries and bonus awards, the number and value of stock options granted, and any other compensation, if any, none of which occurred.

No Retirement, Pension or Profit Sharing Plans

At present, directors and officers do NOT receive any award of options, warrants, or stock appreciation rights (SAR's) for their service. There are no retirement, pension, or profit sharing plans for the benefit of officers, directors or key employees as of the date of this filing.

No Stock Incentive Plan

We have NOT adopted a stock incentive plan to provide deferred stock incentives to key employees, if any, and directors of Tintic-Nevada and our subsidiaries, if any are created, who contribute significantly to our long-term performance and growth. This does not mean that we may not do so in the future. If one is established, the board will be authorized to amend and rescind any rules and regulations relating to any stock incentive plan as may be necessary for efficient administration of any such stock incentive plan. Any board action will require a majority vote of the members of the board.

Three types of awards would likely be available under any stock incentive plan, if adopted:

o        nonqualified stock options or incentive stock,
o        stock appreciation rights and
o        restricted stock.

No shares of Tintic-Nevada common stock have yet been reserved to be issued under any stock incentive plan.

Restricted Stock

The board may in its discretion award Tintic-Nevada common stock that is affected by some restrictions on transferability. This restricted stock issued as part of any stock incentive plan may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by the laws of descent and distribution, for a period of time as determined by the board, from the date on which the award is granted. Certificates for restricted stock will bear an appropriate legend referring to the restrictions. A holder of restricted stock may exercise all rights of ownership incident to his ownership including the right to vote and receive dividends, unless the board has imposed limitations. Currently 500,000 shares of our issued and outstanding stock is "restricted."

             Certain Relationships and Related Transactions

We have no formal conflict of interest policy in place regarding the possibility of our entering into transactions with affiliates. We lack such a policy because we believe it highly unlikely that we will acquire or do business with an entity in which members of our management have an ownership interest, directly or indirectly. Having said this, any possible related party transaction, if it did arise, would almost certainly be ratified by a disinterested board of directors and possibly, by the shareholders.
Whatever would happen, management intends do whatever is necessary to fully and completely comply with Nevada corporate law. See, e.g., Nevada Revised Statutes (NRS) 78.140 titled "Restrictions on transactions involving interested directors or officers; compensation of directors". Nevada also has a statute titled "Combinations with Interested Stockholders." NRS 78.411 through 78.444, inclusive. In our Articles, and because we believe it unduly restrictive, we have opted-out of this latter provision as permissible under NRS 78.434. In addition to these provisions, we have also provided in our Articles, among other things, that a business transaction with or involving a director or officer shall not be void simply because such person is an officer or director of the Company. See our Articles of Incorporation in Exhibit 3.1 attached hereto. We believe that these measures give us more business flexibility without compromising our obligation to be fair to the stockholders. Nonetheless, as stated above, we find it highly doubtful that we will acquire or engage in business with any related entity or person.

There is no affiliation between any of our officers and directors.

        Description of Tintic Gold Mining Company Capital Stock

Authorized Capital Stock

The certificate of incorporation in the State of Nevada grants Tintic-Nevada the authority to issue 50,000,000 shares of common capital stock, par value $.001 per share. As of August 31, 2004, we had outstanding 1,509,643 shares of Tintic-Nevada common stock, 1,009,643 of which are being held by Cottonwood Stock Transfer pursuant to the distribution agreement.

Holders of our common stock are entitled to receive dividends as the board of directors declares them and are entitled to cast one vote per share on all matters voted upon by stockholders. However, we have no present intention of paying any dividends. There is no cumulative voting for the election of directors and Tintic-Nevada common stock does not have any preemptive rights. Upon liquidation of Tintic-Nevada, holders of our common stock are entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for liabilities and amounts owing with respect to any outstanding debts.

Stockholder meetings

Our certificate of incorporation provides that our board of directors or a duly designated committee of the board may call annual stockholder meetings. Our certificate of incorporation also provides that stockholder action may be taken at a special or annual stockholder meeting and Nevada law allows such action by written consent.

                    Shares Eligible for Future Sale

Upon completion of the distribution, Tintic-Nevada will have 1,509,643 shares of common stock issued and outstanding held beneficially by 356 persons, 1,009,643 shares of which will be freely tradable without restriction or further registration under the Securities Act of 1933. Having said this, however, it should be noted that 290,135 of the distributable shares shall be distributed to officers and directors. Accordingly, all certificates representing such shares shall bear an appropriate "affiliate" or "control person" legend. Accordingly, only 719,508 of the 1,009,643 shares shall be distributed without any type of "restrictive" legend.

      Unclaimed or Abandoned Stock Resulting from the Distribution

Tintic-Nevada is incorporated and organized under the laws of Nevada. Nevada Revised Statutes (NRS) 120A.225 titled Intangible personal property held by intermediary in another state, provides that intangible personal property held for the owner outside of the state of Nevada by a business association and which remains unclaimed for more than 3 years after it became distributable by the issuer of the property is presumed abandoned. In this case, our out-of-state intermediary is our stock transfer agent, Cottonwood Stock Transfer ("Cottonwood"), located in Murray, Utah. This statute is consistent with NRS120A.210 titled Intangible personal property held in fiduciary capacity, which similarly provides that all intangible personal property held in a fiduciary capacity for the benefit of another person is presumed abandoned if left unclaimed after 3 years. In short, intangible personal property such as stock is considered abandoned after 3 years under Nevada law.

As a condition of the stock distribution, our Board of Directors has resolved that any person entitled to shares and who does NOT receive his or her certificate at the time of distribution must claim his or her shares within 3 years of the date of distribution. To further explain, several persons entitled to receive distributed shares in accordance with this offering have been shareholders of our predecessor corporation, Tintic-Utah, for many, many years; in some instances, going as far back as 1933. Unfortunately, the addresses of many of these persons or their heirs are unknown and have been unknown for some time. As a condition to the distribution resulting from this offering, we have instructed Cottonwood NOT to issue and distribute physical certificates to persons on our shareholders' list who are known to have bad addresses. Instead, Cottonwood shall issue such shares by "book entry" only. If and when such shares are claimed, if they are so claimed within the ensuing 3 years, physical certificates representing the shares will be issued by Cottonwood to and in the names of the appropriate owners, all costs and charges therefor to be borne by them. If, on the other hand, such shares are NOT claimed within 3 years after the effective date of our distribution (or such earlier date as such shares would otherwise escheat to the state or become property of any governmental entity under Nevada law) such shares will, to the extent permitted by applicable law, revert to and become the property of Tintic-Nevada free and clear of any claims or interest of any person previously entitled thereto.

                             Legal Matters

Mabey & Coombs, L.C., will pass upon the validity of the issuance of the securities offered by this prospectus for Tintic-Nevada.

                                Experts

The financial statements of Tintic-Nevada from inception on March 8, 2004 until and through August 31, 2004, appearing in this prospectus have been audited by Pritchett Siler & Hardy, P.C. independent auditors located in Salt Lake City, Utah, as set forth in their report appearing elsewhere in this prospectus, and upon the authority of that firm as experts in accounting and auditing.

                  Where You Can Find More Information

Tintic-Nevada intends to furnish to its shareholders annual reports, which will include financial statements audited by independent accountants, and any other periodic reports as it may determine to furnish or as may be required by law, including sections 13(a) and 15(d) of the Securities Exchange Act of 1934, including subsequent amendments.

You should rely only on the information contained in this prospectus to make your investment decision. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus.

Tintic-Nevada has filed a registration statement with the Securities Exchange Commission under the Securities Act of 1933 with respect to the shares registered by this prospectus. This prospectus omits some information contained in the registration statement as permitted by the rules and regulations of the Commission. For further information about respect to Tintic Gold Mining Company and our common stock, investors should read the full registration statement, including the exhibits included with it. Statements in this prospectus about the contents of any contract or any other document are not necessarily complete; investors should read each contract or other document filed with the Commission as an exhibit to the registration statement. The registration statement, including all of the attached exhibits and schedules, may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549. Copies of those materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. Tintic Gold Mining Company, a Nevdada corporation, will file registration statements (including this one) and other documents and reports electronically through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") which is publicly available through the Commission's Internet World Wide website, http://www.sec.gov.

                     Index to Financial Statements
                                                                     Page
                                                                     ----
August 31, 2004    (AUDITED)
Independent Auditor's Report..........................................F-1
Balance Sheets  ......................................................F-2
Statements of Operations..............................................F-3
Statements of Changes in Stockholder's Equity ........................F-4
Statements of Cash Flows..............................................F-5
Notes to Financial Statements.........................................F-6-9

                    TINTIC GOLD MINING COMPANY
                  [An Exploration Stage Company]

                       FINANCIAL STATEMENTS

                         AUGUST 31, 2004

                    TINTIC GOLD MINING COMPANY
                  [An Exploration Stage Company]




                             CONTENTS

                                                                 PAGE

     Report of Independent Registered Public
          Accounting Firm                                         1


     Balance Sheet, August 31, 2004                               2


     Statement of Operations, for the period from
          inception on March 8, 2004 through
          August 31, 2004                                         3


     Statement of Stockholders' Equity, for the period
          from inception on March 8, 2004 through
          August 31, 2004                                         4


     Statement of Cash Flows, for the period from
          inception on March 8, 2004 through
          August 31, 2004                                          5


     Notes to Financial Statements                             6 - 9

     REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Board of Directors
TINTIC GOLD MINING COMPANY
Salt Lake City, Utah

We have audited the accompanying balance sheet of Tintic Gold Mining Company [an exploration stage company] as of August 31, 2004 and the related statements of operations, stockholders' equity and cash flows for the period from inception on March 8, 2004 through August 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tintic Gold Mining Company [an exploration stage company] as of August 31, 2004 and the results of its operations and its cash flows for the period from inception on March 8, 2004 through August 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company was only recently formed and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regards to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


/S/Pritchett, Siler & Hardy

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
September 7, 2003

                    TINTIC GOLD MINING COMPANY
                  [An Exploration Stage Company]

                          BALANCE SHEET


                              ASSETS

                                                   August 31,
                                                      2004
                                                   ___________
CURRENT ASSETS:
  Cash                                                 $25,651
                                                   ___________
        Total Current Assets                            25,651
                                                   ___________

                                                       $25,651
                                                   ___________


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                         $53
  Related party advances                                 1,210
                                                   ___________
        Total Current Liabilities                        1,263
                                                   ___________

STOCKHOLDERS' EQUITY:
  Common stock, $.001 par value,
   50,000,000 shares authorized,
   1,509,643 shares issued and
   outstanding                                           1,510
  Capital in excess of par value                        23,490
  Deficit accumulated during the
   development stage                                     (612)
                                                   ___________
        Total Stockholders' Equity                      24,388
                                                   ___________

                                                   $    25,651
                                                   ___________

The accompanying notes are an integral part of this financial statement.

                    TINTIC GOLD MINING COMPANY
                  [An Exploration Stage Company]

                     STATEMENT OF OPERATIONS


                                                From Inception
                                                  on March 8,
                                                2004 Through
                                               August 31, 2004
                                                _____________
REVENUE                                         $           -
                                                _____________

EXPENSES:
  General and administrative                              612
                                                _____________

LOSS BEFORE INCOME TAXES                                 (612)

CURRENT TAX EXPENSE                                         -

DEFERRED TAX EXPENSE                                        -
                                                _____________

NET LOSS                                        $        (612)
                                                _____________

LOSS PER COMMON SHARE                           $        (.00)
                                                _____________

The accompanying notes are an integral part of this financial statement.

                    TINTIC GOLD MINING COMPANY
                  [An Exploration Stage Company]

                STATEMENT OF STOCKHOLDERS' EQUITY

           FROM THE DATE OF INCEPTION ON MARCH 8, 2004

                     THROUGH AUGUST 31, 2004

                                                                    Deficit
                                                                   Accumulated
                       Preferred Stock Common Stock Capital in During the _______________________________ Excess of Development
                       Shares Amount Shares     Amount Par Value     Stage
                       ______ ______ _________  ______ __________ ___________
BALANCE, March 8, 2004      - $    -         -  $    - $        - $         -

Issuance of 1,009,643
shares of common stock
for mining claims of
Parent valued at
carryover basis of $0
March 2004                  -      - 1,009,643   1,010     (1,010)          -

Issuance of  500,000
shares of common stock
for cash of $25,000, or
$.05 per share, August
2004                        -      -   500,000     500     24,500           -

Net loss for the period
ended August 31, 2004       -      -         -       -          -        (612)
                       ______ ______ _________  ______ __________ ___________
BALANCE, August 31, 2004    - $    - 1,509,643  $1,510 $   23,490 $      (612)
                       ______ ______ _________  ______ __________ ___________




The accompanying notes are an integral part of this financial statement.

                    TINTIC GOLD MINING COMPANY
                  [An Exploration Stage Company]

                     STATEMENT OF CASH FLOWS

                                                             From Inception
                                                               on March 8,
                                                              2004 Through
                                                             August 31, 2004
                                                              _____________
Cash Flows from Operating Activities:
 Net loss                                                     $        (612)
 Adjustments to reconcile net loss to net cash used
   by operating activities:
  Changes in assets and liabilities:
   Increase in accounts payable                                          53
                                                              _____________
        Net Cash (Used) by Operating Activities                        (559)
                                                              _____________

Cash Flows from Investing Activities                                      -
                                                              _____________
        Net Cash Provided (Used) by Investing Activities                  -
                                                              _____________

Cash Flows from Financing Activities:
 Related party advances                                               1,210
 Proceeds from sale of common stock                                  25,000
                                                              _____________
        Net Cash Provided by Financing Activities                    26,210
                                                              _____________

Net Increase in Cash                                                 25,651

Cash at Beginning of Period                                               -
                                                              _____________
Cash at End of Period                                         $      25,651
                                                              _____________

Supplemental Disclosures of Cash Flow Information:
 Cash paid during the period for:
   Interest                                                   $           -
   Income taxes                                               $           -

Supplemental Schedule of Non-cash Investing and Financing Activities:
  For the period from inception on March 8, 2004 through August 31, 2004:
     None


The accompanying notes are an integral part of this financial statement.

                    TINTIC GOLD MINING COMPANY
                  [An Exploration Stage Company]

                  NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization - Tintic Gold Mining Company ("the Company") was organized under the laws of the State of Nevada on March 8, 2004 as a wholly-owned subsidiary of Tintic Gold Mining Company ("Parent"), a Utah corporation, (now known as KIWA Bio-Tech Products Group Corporation).

     Following the organization of the Company, Parent transferred all of its mining claims to the Company in exchange for 1,009,643 shares of the Company's common stock. The mining claims include three patented mining claims known as the Emerald, Ruby and Diamond Lode Mining Claims located in the central portion of the Tintic Mining District, Juab County, Utah.

     Parent placed the Company's shares into an escrow for the benefit of Parent's pre-acquisition shareholders. Following the successful registration of the shares with the U.S. Securities and Exchange Commission, the escrow agent will complete the spin off of the Company by distributing the 1,009,643 shares to the shareholders of record of Parent as of March 5, 2004.

     The Company is considered to be an Exploration Stage Company according to the provisions of Industry Guide 7. The Company is currently unable to estimate the length of time necessary to initiate an exploration stage program and has no assurance that a commercially viable ore body exists in its properties until appropriate geological work and testing of the mineralized areas can support an economically feasible evaluation which the Company is unable to perform due to a lack of working capital. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

     Cash and Cash Equivalents - The Company considers all highly-liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

     Mining Properties - Pre-operating and mine development costs including acquisition costs relating to mining properties are capitalized until such properties are placed in production, disposed of, or abandoned. The Company periodically reviews its mining property for impairment in accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets".

     Income Taxes - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" [See Note 6].

     Loss Per Share - The computation of loss per share is based on the weighted average number of common shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share" [See Note 7].

                    TINTIC GOLD MINING COMPANY
                  [An Exploration Stage Company]

                  NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

     Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

     Recently Enacted Accounting Standards - Statement of Financial Accounting Standards ("SFAS") No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", and SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", were recently issued. SFAS No. 149 and 150 have no current applicability to the Company or their effect on the financial statements would not have been significant.

NOTE 2 - MINING CLAIMS

     At the time of organization, the Company acquired certain patented mining claims from Parent which were recorded at the carryover basis of $0 [See Note 3]. The mining claims are located in the Tintic Mining District of Juab County, Utah. The Company does not have any current mining exploration, development, or production activities on its existing properties. The Company intends to explore its existing properties in the future and to acquire additional mining properties that contain potential exploration opportunities if funding becomes available for such purpose.

NOTE 3 - CAPITAL STOCK

     Common Stock - The Company has authorized 50,000,000 shares of common stock with a par value of $.001.

     In August 2004 the Company issued 500,000 shares of common stock. The shares were issued for cash of $25,000, or $.05 per share.

     In March 2004, in connection with its organization, the Company issued 1,009,643 shares of its previously authorized but unissued common stock for mining claims of Parent valued at carryover basis of $0.

NOTE 4 - RELATED PARTY TRANSACTIONS

     Related Party Advances - During the period from inception on March 8, 2004 through August 31, 2004, the officers and shareholders of the Company advanced the Company $1,210. The advances bear no interest and are due on demand.

     Management Compensation - For the period from inception on March 8, 2004 through August 31, 2004, the Company did not pay any compensation to any officer or director of the Company.

     Office Space - The Company has not had a need to rent office space. An officer of the Company is allowing the Company to use his address, as needed, at no expense to the Company.

                    TINTIC GOLD MINING COMPANY
                  [An Exploration Stage Company]

                  NOTES TO FINANCIAL STATEMENTS

NOTE 5 - GOING CONCERN

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company was only recently formed and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of their common stock or through a possible business combination. There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 6 - INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards.

     The Company has available at August 31, 2004 an unused operating loss carryforward of approximately $100 which may be applied against future taxable income and which expires in 2024. The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the net deferred tax assets, the Company has established a valuation allowance equal to their tax effect and, therefore, no deferred tax asset has been recognized. The net deferred tax assets are approximately $100 as of August 31, 2004, with an offsetting valuation allowance of the same amount, resulting in a change in the valuation allowance of approximately $100 for the period from inception on March 8, 2004 through August 31, 2004.

NOTE 7 - LOSS PER SHARE

     The following data shows the amounts used in computing loss per share:

                                                  From Inception
                                                    on March 8,
                                                   2004 Through
                                                  August 31, 2004
                                                   _____________
     Loss from operations available to common
     shareholders (numerator)                      $        (612)
                                                   _____________
     Weighted average number of common shares
     outstanding used in loss per share for the
     period (denominator)                              1,049,416
                                                   _____________

     Dilutive loss per share was not presented, as the Company had no common stock equivalent shares for all periods presented that would affect the computation of diluted loss per share.

                    TINTIC GOLD MINING COMPANY
                  [An Exploration Stage Company]

                  NOTES TO FINANCIAL STATEMENTS

NOTE 8 - COMMITMENTS AND CONTINGENCIES  [Continued]

     Former Officer - During 1980, a former president of Parent entered into an agreement with Parent whereby he settled a note due from Parent and relinquished his direct control of Parent. Among other consideration, Parent conveyed to the former president a 3% net smelter return on any ores sold from its historical patented mining claims held, plus surface rights. Parent retained rights to enter and exit the property for exploration and mining activity. In March 2004, the Company issued 1,009,643 shares of common stock for the mining claims of Parent [See
     Note 2].
     Environmental   In 2002 the Utah Department of Environmental Quality
     conducted soil sampling in the town of Mammoth, Utah, in an area adjacent to the Company's mining claims. Those samples indicate elevated contaminated metals levels. The nearby Mammoth mine had significant workings and production in the past, while the Company's properties have never been worked. The source of the elevated contaminants is unclear. No claims have been made against the Company nor has anyone asserted that the Company is a responsible party. The Environmental Protection Agency has listed Eureka, Utah, as a "superfund" clean-up site. While the Company's properties are in the same overall mining district as Eureka, Utah, the Company does not expect the Eureka, Utah, superfund cleanup project will expand to include either the Mammoth area or the Company's properties. The Company is not aware of any state or federal agency's plan or intention to do any environmental cleanup or other work to or with any property located in or near Mammoth or the Company's properties.

NOTE 9   SUBSEQUENT EVENT

     Upon registration of the Company's shares with the U.S. Securities and Exchange Commission, the shares of the Company placed in escrow by Parent will be distributed to the stockholders of Parent as of the record date, March 5, 2004.

PART II  Information Not Required in Prospectus

ITEM 24. Indemnification of Directors and Officers

In reliance on applicable provisions of the Nevada Revised Statutes such as NRS 78.7502 titled "Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions" and NRS 78.751 titled "Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses," and to the full extent otherwise permitted under Nevada law, our Articles of Incorporation and By-laws contemplate full indemnification of our officers, directors and other agents against certain liabilities. This means that officers, directors and other agents of the Company may not be liable to shareholders for errors in judgment or other acts or omissions not amounting to intentional misconduct, fraud or a knowing violation of the law. Officers and directors are also indemnified generally against expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal, provided that it is determined that they acted in good faith, were not found guilty and in any criminal matter, and had reasonable cause to believe that their conduct was not unlawful. See our Articles of Incorporation and By-laws attached to this Form SB-2 and incorporated in this document by reference as Exhibits 3.1 and 3.2, respectively. Though officers and directors are accountable to us as fiduciaries, which means that officers and directors are required to exercise good faith and integrity in handling company affairs, purchasers of the securities registered hereby should be on notice that they may have a more limited right of action as a result of these various indemnification provisions than they might otherwise have.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers, directors and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Tintic-Nevada does not have any directors' or officers' liability insurance nor does it have any plans to obtain any.

ITEM 25. Other Expenses of Issuance and Distribution

The estimated expenses payable by Tintic-Nevada in connection with the issuance and distribution of the securities being registered are as follows:

   SEC Registration Fee*........................................      $   00
   Legal Fees and Expenses*.......................................... $8,000
   Accounting Fees and Expenses*..............................        $3,000
   Financial Printing*..........................................      $  500
   Transfer Agent Fees*.........................................      $2,000
   Blue Sky Fees and Expenses*..................................      $1,000
   Miscellaneous*...............................................      $  500
                                                                  ----------
                                                                  ----------
    TOTAL........................................................    $15,000
                                                                  ==========
------------------ * Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

On or about March 12, 2004, Tintic-Nevada issued a certificate for 1,009,643 shares in the name of "Tintic Gold Mining Company" a Utah corporation and previously Tintic-Nevada's parent corporation. Tintic-Utah then declared a dividend of these shares pro rata to its shareholders of record as of March 5, 2004. The shares are currently being held for the benefit of the Tintic-Utah shareholders of record as of March 5, 2004, by Tintic-Nevada's transfer agent, Cottonwood Stock Transfer, for distribution as soon as practicable following the effectiveness of this registration statement. These shares were issued by Tintic-Nevada in exchange for Tintic-Utah's mining claims. These shares are the subject of this document and shall be distributed to the shareholders of Tintic-Utah at such time as this registration statement on Form SB-2 is effective.

During August 2004, Tintic-Nevada issued 500,000 "restricted" shares of common stock to its officers and directors and another stockholder (a total of four persons) in consideration for $25,000 in cash. The stock was sold at five (5) cents per share, a price which management determined was the fair value of such shares. This stock issuance has raised $25,000 for us and thus allowed us to undertake this registration statement and the consequent distribution of shares, all in order to carry out our obligations under the Distribution Agreement.

Both sets of stock issuances were in reliance on the exemption from registration in Section 4(2) of the Securities Act of 1933 and the corollary state law exemption under the Utah Uniform Securities Act.

ITEM 27. Exhibits and Financial Statement Schedules

     Exhibit No.           Description of Document
     -----------           -----------------------
     1.1                   Distribution Agreement*
     3.1                   Articles of Incorporation*
     3.2                   By-Laws*
     4.1                   Form of or Specimen Common Stock Certificate*
     5.1                   Opinion of Mabey & Coombs, L.C.*
     10.1                  Special Warranty Deed*
     23.1                  Consent of Pritchett Siler & Hardy*
     23.2                  Consent of Mabey & Coombs, L.C.*


     ---------------
     *Filed herewith.


ITEM 28. Undertakings

The undersigned Registrant undertakes to provide to participating broker-dealers, at the closing, certificates in those denominations and registered in those names as required by the participating broker-dealers, to permit prompt delivery to each purchaser.

The undersigned Registrant also undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment to the registration statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to that information in the registration statement; Provided, however, that paragraphs (a)(1)(i) and
         (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant under section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered in that amendment, and the offering of those securities at that time shall be deemed to be the initial bona fide offering of those securities.


Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant under the specified provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against those liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or preceding) is asserted by that director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

The undersigned Registrant also undertakes that it will:

(1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                               Signatures

     In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the by the undersigned, thereunto duly authorized, in the city of Salt Lake City, State of Utah, on the 14th day of October, 2004.

                                        TINTIC GOLD MINING COMPANY


                                        By:/s/GEORGE P. CHRISTOPULOS
                                           -------------------------
                                        GEORGE P. CHRISTOPULOS, Chairman of
                                        the Board, CEO, Chief Financial
                                        Officer (CFO), and President


     In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated:


/s/George P. Christopulos                    /s/Hugh N. Coltharp
   ----------------------                       ----------------
   George P. Christopulos                       Hugh N. Coltharp
   Chairman of the Board, CEO, President,       Secretary and Director
   Chief Financial Officer, and Director
   October 14, 2004                             October 14, 2004